Exhibit 99.1
News Release

FOR RELEASE:		CONTACT:
Date	May 2, 2016	Gerry Gould, VP-Investor Relations
Time	8:00 am Eastern	Tel. (781) 356-9402
gerry.gould@haemonetics.com
Alt. (781) 356-9613

Haemonetics Reports 4th Quarter Fiscal 2016 Revenue of $243 Million, Constant Currency Revenue Growth of 10% and 7% As Reported;
Fiscal 2016 Revenue of $910 Million, Constant Currency Revenue Growth of 3% and Flat As Reported

Braintree, MA, May 2, 2016 - Haemonetics Corporation (NYSE: HAE) reported fourth quarter fiscal 2016 revenue of $243.2 million, up 7%. Revenue was up 10% over the fourth quarter of fiscal 2015 in constant currency, benefiting by 6.8% from the inclusion of a 53rd week.

The Company reported a GAAP net loss of $8.8 million or $0.17 per share in the fourth quarter of fiscal 2016. Exclusive of non-cash asset impairments, transformation, restructuring and deal amortization expenses detailed below, adjusted net income was $18.8 million, down 23%, and adjusted earnings per share were $0.37, down 21% compared with the fourth quarter of the prior fiscal year.1

For the fiscal year ended April 2, 2016, revenue was $909.7 million, flat with the prior year, and up 3% in constant currency, benefiting by 1.7% from the inclusion of a 53rd week. The Company reported a GAAP net loss of $55.6 million or $1.09 per share. Exclusive of non-cash write-downs of goodwill and other assets, transformation, restructuring and deal amortization expenses detailed below, fiscal 2016 adjusted net income was $83.9 million, down 13%, and adjusted earnings per share were $1.63, down 12% compared with the prior fiscal year.1

Ronald Gelbman, Haemonetics’ Interim CEO, stated: “With continued growth in our Plasma and Hemostasis Management franchises, we delivered $910 million of revenue, within our expected range, albeit at the low end.”

Mr. Gelbman continued: “In the fourth quarter, we also made significant progress with our portfolio review and, in connection with this, we recorded related inventory write offs in our Donor franchise. Together with the impact of currency, these write offs pressured our profitability in the quarter.”

REPORTING PERIODS

The Company follows a fiscal year reporting convention, ending on the Saturday closest to March 31. Under this reporting convention, fiscal 2016 consisted of 53 weeks, with the fourth quarter consisting of 14 weeks. Fiscal 2015 consisted of 52 weeks, with the fourth quarter consisting of 13 weeks. The extra week provided incremental revenue estimated at $15 million, accounting for incremental growth of 6.8% in the fourth quarter and 1.7% in fiscal year 2016.

REVENUE HIGHLIGHTS

Fiscal Year

•	12% growth in Plasma disposables revenue, including 4% from saline and sodium citrate solutions shipments

•	21% growth in Hemostasis Management (TEG®) disposables revenue

Fourth Quarter

•	23% growth in Plasma disposables revenue, including 8% from saline and sodium citrate solutions shipments

•	22% growth in Hemostasis Management (TEG®) disposables revenue

FOURTH QUARTER AND FISCAL YEAR 2016 REVENUE ELEMENTS

Plasma

Plasma disposables revenue was $91.5 million in the fourth quarter, up $15.0 million, or 20% on a reported basis and up 23% in constant currency. North America Plasma disposables revenue was up 25% versus the prior year’s fourth quarter, with strong collection volumes and the impact of saline and sodium citrate solutions shipments to CSL. The plasma disposables business outside the U.S. also delivered strong revenue growth. For the full fiscal year 2016, Plasma disposables revenue was $348.8 million, up $29.6 million or 9% as reported and up 12% in constant currency.

Plasma collection volume strength continued, reflecting robust end user markets for plasma-derived biopharmaceuticals.

Hemostasis Management

TEG disposables revenue was $14.0 million for the quarter, up $2.3 million or 20% on a reported basis and up 22% in constant currency over the prior year’s fourth quarter, with continued growth in China and the U.S. Full year TEG disposables revenue was $50.9 million, up $8.7 million or 21% as reported and in constant currency.

The TEG installed base continued to increase in the fourth quarter, benefiting from expanded adoption of new and existing accounts. The TEG family of products - TEG 5000, TEG 6s and TEG Manager™ software - remains well positioned for continued revenue growth, consistent with the Company’s multi-year growth outlook.

Cell Processing

Cell Processing (“surgical”) disposables revenue was $15.1 million in the fourth quarter, down 4% as reported and up 2% on a constant currency basis over the prior year’s fourth quarter. Full year cell processing disposables revenue was $59.9 million, down $2.6 million or 4% as reported and up 1% in constant currency. Fourth quarter growth was driven by strong performance in the emerging markets.

Donor

Platelet disposables revenue was $39.8 million in the fourth quarter, up $3.1 million or 9% over the prior year quarter on a reported basis and up $4.7 million or 13% on a constant currency basis. Constant currency revenue growth benefited from order timing in the Asia Pacific region and strong year-end order fulfillment of single dose collection disposables in Japan, where the benefits of the Company’s single dose market share gain were offset by a continued market shift toward double dose collection techniques. Full year platelet disposables revenue was $143.3 million, down $9.3 million, or 6% on a reported basis and down 1% on a constant currency basis. The impact of currency on reported growth rates reflects the concentration of the Company’s platelet business outside the U.S.

Red cell disposables revenue was $10.1 million in the fourth quarter, down $1.3 million or 11% as reported and 10% on a constant currency basis. Full year red cell disposables revenue was $39.3 million, down $3.4 million or 8% as reported and down 7% in constant currency. Lower volume, as well as pricing and volume changes associated with previously announced U.S. customer contracts, accounted for the declines.

Whole blood disposables revenue was $36.4 million in the fourth quarter, down $1.7 million or 4% as reported and down 2% on a constant currency basis. Full year whole blood disposables revenue was $129.4 million, down $14.5 million or 10% as reported and down 8% in constant currency. These declines reflected continued softness in the U.S. whole blood collection market, which declined 7% in fiscal 2016 and ongoing global price erosion.

Software and Equipment

Software revenue was $19.7 million in the fourth quarter, up 9% on a reported basis and up 10% in constant currency. Full year software revenue was $72.4 million, flat as reported and up 3% in constant currency.

Equipment and other revenue was $13.8 million, up $0.2 million or 2% as reported and up 2% on a constant currency basis. Full year equipment and other revenue was $51.9 million, down $2.8 million or 5% as reported and down $1.0 million or 2% in constant currency.

Equipment revenue is influenced by timing of tenders and capital budgets. The installed base of equipment, including devices sold and placed for use with customers, increased 7% in fiscal 2016.

Geographic

Fourth quarter fiscal 2016 revenue growth was 12% in the Americas, 20% in Japan and 12% in Asia Pacific, with a decline of 12% in Europe. On a constant currency basis, the Company had revenue growth of 11% in the Americas, 26% in Japan and 18% in Asia Pacific, with a decline of 3% in Europe. Constant currency disposables revenue growth was 16% in China.

For the full fiscal year 2016, revenue growth was 4% in the Americas and 5% in Asia Pacific, with declines of 7% in Japan and 11% in Europe. On a constant currency basis, the Company had fiscal 2016 revenue growth of 4% in the Americas, 10% in Asia Pacific and 2% in Japan, with a decline of 4% in Europe. Constant currency disposables revenue growth was 12% in China.

OPERATING RESULTS

Adjusted gross profit was $99.9 million, down $10.4 million or 9% from the prior year fourth quarter and included $5.3 million of unfavorable currency impact. Also included in adjusted gross profit was $9.4 million of inventory-related charges and reserves, of which $5.3 million resulted from revised expectations for whole blood and apheresis (red cell and platelet) revenue, collectively the “Donor” business.

Fourth quarter and fiscal year 2016 adjusted gross profits were reduced by a $1.4 million rebate assessed by the Italian government upon the recent passage of new, retroactive law.

Fiscal 2016 adjusted gross profit was $419.9 million, down $24.2 million or 5.5% from the prior year and included $20.3 million of unfavorable currency impact and $9.4 million of inventory related charges and reserves recorded in the fourth quarter. Full year adjusted gross margin was 46.2%.

Adjusted operating expenses were $74.1 million, down $1.0 million or 1.4% from the prior year fourth quarter. R&D expense was 4.6% of revenue, compared with 4.7% in the fourth quarter of the prior year. Fiscal 2016 operating expenses were $300.3 million, down $6.4 million or 2.1% from the prior fiscal year. R&D expense was 4.9% of revenue, as compared with 4.7% in fiscal 2015. The extra week in the fourth quarter and fiscal year 2016 accounted for $5.0 million of operating expenses.

Fourth quarter adjusted operating income was $25.8 million, down $9.4 million, or 26.7% including $3.8 million of currency headwinds and the impact of the aforementioned Italian rebate and inventory-related charges and reserves.

Fiscal 2016 adjusted operating income was $119.7 million, down $17.8 million, or 13%. Currency headwind contributed $10.4 million of this decline which also included the impact of the aforementioned Italian rebate and inventory-related charges and reserves. Including the headwinds noted full year adjusted operating margin was 13.2%.

Adjusted interest expense on loans was $2.4 million. The adjusted income tax rate was 18.5% in the fourth quarter of fiscal 2016, compared with 25.0% in the same quarter of the prior fiscal year. Income tax estimates within each fiscal year, when finalized at year-end, are recorded in the fourth quarter. Fiscal year 2016 adjusted income tax rate was 23.9% in fiscal 2016, compared with 24.9% in the prior fiscal year.

GOODWILL AND OTHER NON-CASH ASSET WRITE-DOWNS

The Company recorded $12.2 million of non-cash impairment charges in the fourth quarter of 2016, resulting from decisions made during its ongoing strategic business review. These impairment charges related to intangible assets, capitalized software and other assets.

Earlier in fiscal 2016, the Company had recorded a non-cash goodwill impairment charge of $66.3 million, primarily related to goodwill arising from the whole blood collection business acquired in fiscal 2013, and a $13.8 million non-cash charge, net of related contingent consideration, to write off intangible assets resulting from the fiscal 2013 Hemerus Corp. acquisition.

These non-cash impairment charges, which totaled $92.3 million pre-tax or $85.2 million after-tax, $1.66 per share in fiscal 2016, will not impact the Company’s liquidity, cash flows from operations, future operations or compliance with its debt covenants.

Balance Sheet and Cash Flow

Cash on hand was $115 million, a decrease of $46 million during fiscal 2016, as the Company utilized $38 million of cash, net of $13 million of cash tax benefits, to fund VCC and other restructuring initiatives and $61 million to repurchase shares in the open market. The Company reported free cash flow, before transformation and restructuring costs, of $58 million in fiscal 2016.

Value Creation & Capture Activities

The Company’s VCC program spending was completed with approximately $28 million of cash outflow in fiscal 2016 and cumulative VCC program spending of roughly $175 million.

Adjustments To Reported Earnings

Non-cash accounting charges for the write-down of goodwill, intangible and other assets, net of the reversal of contingent consideration, totaling $12.2 million pre-tax and $92.3 million pre-tax, respectively, were excluded from fourth quarter and fiscal year 2016 adjusted earnings.

In the fourth quarter of fiscal 2016, $12 million of pre-tax charges for VCC transformation and other restructuring activities were excluded. In the fourth quarter of fiscal 2015, $19 million of pre-tax integration, restructuring, transformation and transaction costs were excluded from adjusted earnings.
In fiscal 2016, $42 million of pre-tax charges for VCC transformation and other restructuring activities were excluded from adjusted earnings. In fiscal 2015, $70 million of such costs were excluded from adjusted earnings.

The Company also excluded acquisition related amortization expenses from its adjusted operating income and earnings per share. Excluded from fourth quarter adjusted earnings was acquisition related amortization of $6.8 million in fiscal 2016 and $7.4 million in fiscal 2015, or $0.09 per share in the fourth quarter of fiscal

2016 and $0.10 per share in the fourth quarter of fiscal 2015. Deal amortization excluded from adjusted earnings was $29.0 million and $30.2 million, respectively, in fiscal 2016 and 2015, or $0.40 per share in each fiscal year.

Fiscal 2017 Guidance

The Company expects to provide fiscal 2017 guidance in connection with its annual Investor Day event on May 10, 2016. Information relative to accessing this event online via webcast will be posted to the Investor Relations section of our web site at http://www.haemonetics.com.1

CONFERENCE CALL AND ADDITIONAL COMMENTARY

Haemonetics will host a webcast to discuss fourth quarter results on Monday, May 2, 2016 at 8:00am Eastern. Interested parties may participate at: http://edge.media-server.com/m/p/jt7cd6n7 .

The Company is posting this press release and additional commentary to be discussed on the webcast entitled Comments on 4th Quarter and Full Year Fiscal 2016 Results to its Investor Relations website.

About Haemonetics

Haemonetics (NYSE: HAE) is a global healthcare company dedicated to providing innovative solutions for our customers. Together, our devices and consumables, information technology platforms, and consulting services deliver a suite of business solutions to help our customers improve patient care and reduce the cost of healthcare for blood and plasma collectors, hospitals, and patients around the world. Our technologies address important medical markets: blood and plasma component collection, the surgical suite, and hospital transfusion services. To learn more about Haemonetics, visit our web site at http://www.haemonetics.com.

Forward Looking Statements

The Company provides forward-looking statements that could be influenced by risks and uncertainties, including the effects of disruption from the manufacturing transformation making it more difficult to maintain relationships with employees and timely deliver high quality products, changes in executive management, possible changes in operations as a result of our ongoing strategic review, asset revaluations to reflect current business conditions, technological advances in the medical field and standards for transfusion medicine and our ability to successfully implement products that incorporate such advances and standards, demand for whole blood and blood components, product quality, market acceptance, regulatory uncertainties, including in the receipt or timing of regulatory approvals, the effect of economic and political conditions, the impact of competitive products and pricing, blood product reimbursement policies and practices, foreign currency exchange rates, changes in customers’ ordering patterns including single-source tenders, the effect of industry consolidation as seen in the plasma and blood center markets, the effect of communicable diseases and the effect of uncertainties in markets outside the U.S. (including Europe and Asia) in which we operate and other risks detailed in the Company's filings with the Securities and Exchange Commission.
The foregoing list should not be construed as exhaustive.
Forward-looking statements are based on estimates and assumptions made by management of the Company and are believed to be reasonable, though inherently uncertain and difficult to predict. Actual results and experience could differ materially from the forward-looking statements. Information set forth in this press release is current as of today and the Company undertakes no duty or obligation to update this information.
1 A reconciliation of GAAP to adjusted financial results is included at the end of the financial sections of this press release as well as on the web at http://www.haemonetics.com.

Haemonetics Corporation Financial Summary
Condensed Consolidated Statements of Loss for the Fourth Quarter of FY16 and FY15
(Data in thousands, except per share data)

	4/2/2016	3/28/2015	% Inc/(Dec)
	As Reported	As Reported	vs Prior Year
	(unaudited)
Net revenues	243,185	226,478	7.4%
Gross profit	89,182	108,365	(17.7)%

R&D	11,749	17,225	(31.8)%
S,G&A	83,024	83,225	(0.2)%
Contingent consideration income	—	(3,624)	n/m
Operating expenses	94,773	96,826	(2.1)%

Operating (loss) income	(5,591)	11,539	n/m

Interest and other expense, net	(2,718)	(1,879)	44.7%

(Loss) income before taxes	(8,309)	9,660	n/m

Tax expense	467	12,589	n/m

Net loss	$(8,776)	$(2,929)	199.6%

Net loss per common share assuming dilution	$(0.17)	$(0.06)	183.3%

Weighted average number of shares:
Basic	50,863	51,565
Diluted	50,863	51,565

Profit Margins:			Inc/(Dec) vs prior year profit margin %
Gross profit	36.7%	47.8%	(11.1)%
R&D	4.8%	7.6%	(2.8)%
S,G&A	34.1%	36.7%	(2.6)%
Operating (loss) income	(2.3)%	5.1%	(7.4)%
(Loss) income before taxes	(3.4)%	4.3%	(7.7)%
Net loss	(3.6)%	(1.3)%	(2.3)%

Haemonetics Corporation Financial Summary
Condensed Consolidated Statements of (Loss) Income for Year Ended FY16 and FY15
(Data in thousands, except per share data)

	4/2/2016	3/28/2015	% Inc/(Dec)
	As Reported	As Reported	vs Prior Year
	(unaudited)
Net revenues	$909,675	$910,373	(0.1)%
Gross profit	405,873	434,418	(6.6)%

R&D	45,565	54,187	(15.9)%
S,G&A	323,970	342,609	(5.4)%
Impairment of goodwill and intangible assets	85,048	—	n/m
Contingent consideration income	(4,727)	(2,918)	62.0%
Operating expenses	449,856	393,878	14.2%

Operating (loss) income	(43,983)	40,540	n/m

Interest and other expense, net	(9,474)	(9,375)	1.1%

(Loss) income before taxes	(53,457)	31,165	n/m

Tax expense	2,163	14,268	(84.8)%

Net (loss) income	$(55,620)	$16,897	n/m

Net (loss) income per common share assuming dilution	$(1.09)	$0.32	n/m

Weighted average number of shares:
Basic	50,910	51,533
Diluted	50,910	52,089

Profit Margins:			Inc/(Dec) vs prior year profit margin %
Gross profit	44.6%	47.7%	(3.1)%
R&D	5.0%	6.0%	(1.0)%
S,G&A	35.6%	37.6%	(2.0)%
Operating (loss) income	(4.8)%	4.5%	(9.3)%
(Loss) income before taxes	(5.9)%	3.4%	(9.3)%
Net (loss) income	(6.1)%	1.9%	(8.0)%

Revenue Analysis for the Fourth Quarter of FY16 and FY15
(Data in thousands)

	Three Months Ended
	4/2/2016	3/28/2015	% Inc/(Dec)
	As Reported	As Reported	vs Prior Year
	(unaudited)
Revenues by geography
United States	$140,050	$124,868	12.2%
International	103,135	101,610	1.5%
Net revenues	$243,185	$226,478	7.4%

Disposable revenues

Plasma disposables	$91,453	$76,430	19.7%

Blood center disposables
Platelet	39,774	36,647	8.5%
Red cell	10,103	11,404	(11.4)%
Whole blood	36,368	38,035	(4.4)%
	86,245	86,086	0.2%
Hospital disposables
Diagnostics	13,957	11,651	19.8%
Surgical	15,088	15,652	(3.6)%
OrthoPAT	3,029	5,013	(39.6)%
	32,074	32,316	(0.7)%

Total disposables revenues	209,772	194,832	7.7%

Software solutions	19,653	18,091	8.6%
Equipment & other	13,760	13,555	1.5%
Net revenues	$243,185	$226,478	7.4%

Revenue Analysis for Year-to-Date FY16 and FY15
(Data in thousands)

	Year Ended
	4/2/2016	3/28/2015	% Inc/(Dec)
	As Reported	As Reported	vs Prior Year
	(unaudited)
Revenues by geography
United States	$519,440	$494,788	5.0%
International	390,235	415,585	(6.1)%
Net revenues	$909,675	$910,373	(0.1)%

Disposable revenues

Plasma disposables	$348,785	$319,190	9.3%

Blood center disposables
Platelet	143,274	152,588	(6.1)%
Red cell	39,256	42,700	(8.1)%
Whole blood	129,375	143,905	(10.1)%
	311,905	339,193	(8.0)%
Hospital disposables
Diagnostics	50,882	42,187	20.6%
Surgical	59,902	62,540	(4.2)%
OrthoPAT	13,823	20,316	(32.0)%
	124,607	125,043	(0.3)%

Total disposables revenues	785,297	783,426	0.2%

Software solutions	72,434	72,185	0.3%
Equipment & other	51,944	54,762	(5.1)%
Net revenues	$909,675	$910,373	(0.1)%

Condensed Consolidated Balance Sheets
(Data in thousands)

	As of
	4/2/2016	3/28/2015
	(unaudited)
Assets
Cash and cash equivalents	$115,123	$160,662
Accounts receivable, net	157,093	145,827
Inventories, net	186,144	211,077
Other current assets	28,842	52,711
Total current assets	487,202	570,277
Property, plant & equipment, net	337,634	321,948
Intangible assets, net	204,458	244,588
Goodwill	267,840	334,310
Other assets	19,971	14,294
Total assets	$1,317,105	$1,485,417

Liabilities & Stockholders' Equity
Short-term debt & current maturities	$43,471	$21,522
Other current liabilities	141,241	167,570
Total current liabilities	184,712	189,092
Long-term debt	364,529	406,369
Other long-term liabilities	47,886	63,834
Stockholders' equity	719,978	826,122
Total liabilities & stockholders' equity	$1,317,105	$1,485,417

Condensed Consolidated Statements of Cash Flows
(Data in thousands)

	Year Ended
	4/2/2016	3/28/2015
	(unaudited)
Cash Flows from Operating Activities:
Net (loss) income	$(55,620)	$16,897
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	90,033	86,053
Stock compensation expense	6,949	14,095
Impairment of assets	100,641	—
Provision for losses on accounts receivable and inventory	13,053	4,972
Change in other non-cash operating activities	(13,084)	9,802
Change in accounts receivable, net	(10,328)	8,446
Change in inventories	12,780	(21,515)
Change in other working capital	(22,559)	8,428
Net cash provided by operating activities	121,865	127,178
Cash Flows from Investing Activities:
Capital expenditures	(102,405)	(122,220)
Proceeds from sale of property, plant and equipment	637	452
Other acquisitions and investments	(3,000)	—
Net cash used in investing activities	(104,768)	(121,768)
Cash Flows from Financing Activities:
Change in repayments, net	(20,013)	(9,749)
Change in employee stock programs	18,373	15,622
Share repurchases	(60,983)	(39,033)
Net cash used in financing activities	(62,623)	(33,160)
Effect of exchange rates on cash and cash equivalents	(13)	(4,057)
Net Change in Cash and Cash Equivalents	(45,539)	(31,807)
Cash and Cash Equivalents at Beginning of the Period	160,662	192,469
Cash and Cash Equivalents at End of Period	$115,123	$160,662

Free Cash Flow Reconciliation:

Free cash flow after restructuring and transformation costs	$20,097	$5,410
Restructuring and transformation costs	43,394	69,387
Tax benefit on restructuring and transformation costs	(13,322)	(22,548)
Capital expenditures on VCC initiatives	7,880	44,923
Free cash flow before restructuring, transformation costs and VCC capital expenditures	$58,049	$97,172

Haemonetics Corporation Financial Summary
Reconciliation of Non-GAAP Measures

Haemonetics has presented supplemental non-GAAP financial measures as part of this earnings release. A reconciliation is provided below that reconciles each non-GAAP financial measure with the most comparable GAAP measure. The presentation of non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the most directly comparable GAAP measures. There are material limitations to the usefulness of non-GAAP measures on a standalone basis, including the lack of comparability to the GAAP financial results of other companies.
These measures are used by management to monitor the financial performance of the business, make informed business decisions, establish budgets and forecast future results. Performance targets for management are established based upon these non-GAAP measures. In the reconciliations below, we have removed restructuring, transformation and other costs from our GAAP expenses. Our restructuring and transformation costs for the periods reported are principally related to:

•
Value Creation & Capture (VCC): employee severance and retention, product line transfer costs, accelerated depreciation and other costs associated with these initiatives, principally our manufacturing network optimization, but also including commercial excellence, productivity and other operating initiatives.

•	In Process Research and Development: charges relate to the acquisition of certain technology and manufacturing rights to be used in a next generation device and related costs.
In addition to restructuring and transformation costs, we are reporting adjusted earnings before deal amortization, impairment of goodwill, intangible and other assets, and contingent consideration.
We believe this information is useful to investors because it allows for an evaluation of the Company with a focus on the performance of our core operations.

Reconciliation of Non-GAAP Measures for the Fourth Quarter of FY16 and FY15
(Data in thousands)
	Three Months Ended
	4/2/2016	3/28/2015

Non-GAAP gross profit
GAAP gross profit	$89,182	$108,365
Restructuring and transformation costs	2,618	1,991
Impairment of other assets	8,132	—
Non-GAAP gross profit	$99,932	$110,356

Non-GAAP R&D
GAAP R&D	$11,749	$17,225
Restructuring and transformation costs	(50)	(6,480)
Impairment of other assets	(600)	—
Non-GAAP R&D	$11,099	$10,745

Non-GAAP S,G&A
GAAP S,G&A	$83,024	$83,225
Restructuring and transformation costs	(9,771)	(11,391)
Impairment of other assets	(3,450)	—
Deal amortization	(6,765)	(7,415)
Non-GAAP S,G&A	$63,038	$64,419

Non-GAAP operating expenses
GAAP operating expenses	$94,773	$96,826
Restructuring and transformation costs	(9,821)	(17,871)
Impairment of other assets	(4,050)	—
Deal amortization	(6,765)	(7,415)
Contingent consideration income	—	3,624
Non-GAAP operating expenses	$74,137	$75,164

Non-GAAP operating income
GAAP operating (loss) income	$(5,591)	$11,539
Restructuring and transformation costs	12,439	19,862
Impairment of other assets	12,182	—
Deal amortization	6,765	7,415
Contingent consideration income	—	(3,624)
Non-GAAP operating income	$25,795	$35,192

Non-GAAP interest and other expense, net
GAAP interest and other expense, net	$(2,718)	$(1,879)
Restructuring and transformation costs	(9)	(706)
Non-GAAP interest and other expense, net	$(2,727)	$(2,585)

Non-GAAP income before taxes
GAAP (loss) income before taxes	$(8,309)	$9,660
Restructuring and transformation costs	12,430	19,156
Impairment of other assets	12,182	—
Deal amortization	6,765	7,415
Contingent consideration income	—	(3,624)
Non-GAAP income before taxes	$23,068	$32,607

Non-GAAP net income
GAAP net loss	$(8,776)	$(2,929)
Restructuring and transformation costs	12,430	19,156
Impairment of other assets	12,182	—
Deal amortization	6,765	7,415
Contingent consideration income	—	(3,624)
Tax associated with non-GAAP adjustments	(3,822)	4,436
Non-GAAP net income	$18,779	$24,454

Non-GAAP net income per common share assuming dilution
GAAP net loss per common share	$(0.17)	$(0.06)
Non-GAAP items after tax per common share assuming dilution	$0.54	$0.53
Non-GAAP net income per common share assuming dilution	$0.37	$0.47

Presented below are additional Constant Currency performance measures. We measure different components of our business at constant currency. We believe this information is useful for investors because it allows for an evaluation of the Company without the effect of changes in foreign exchange rates. These results convert our local foreign currency operating results to the US Dollar at constant exchange rates of 0.833 Euro to 1.00 US Dollar and 110 Yen to 1.00 US Dollar. They also exclude the results of our foreign currency hedging program described in our Derivatives and Fair Value Measurements footnote to our consolidated financial statements in our Form 10-K.

	Three Months Ended
	4/2/2016	3/28/2015
	(unaudited)
Non-GAAP revenues
GAAP revenue	$243,185	$226,478
Foreign currency effects	3,072	(3,324)
Non-GAAP revenue - constant currency	$246,257	$223,154

Non-GAAP net income
Non-GAAP net income, adjusted for restructuring and transformation costs, deal amortization, impairment of goodwill, intangible and other assets, and contingent consideration	$18,779	$24,454
Foreign currency effects	321	(3,458)
Income tax associated with foreign currency effects	(129)	865
Non-GAAP net income - constant currency	$18,971	$21,861

Non-GAAP net income per common share assuming dilution
Non-GAAP net income per common share assuming dilution, adjusted for restructuring and transformation costs, deal amortization, impairment of goodwill, intangible and other assets, and contingent consideration	$0.37	$0.47
Foreign currency effects after tax per common share assuming dilution	$—	$(0.05)
Non-GAAP net income per common share assuming dilution - constant currency	$0.37	$0.42

Reconciliation of Non-GAAP Measures for FY16 and FY15
(Data in thousands)
	Year Ended
	4/2/2016	3/28/2015
	(unaudited)
Non-GAAP gross profit
GAAP gross profit	$405,873	$434,418
Restructuring and transformation costs	5,913	9,737
Impairment of other assets	8,132	—
Non-GAAP gross profit	$419,918	$444,155

Non-GAAP R&D
GAAP R&D	$45,565	$54,187
Restructuring and transformation costs	(758)	(11,688)
Impairment of other assets	(600)	—
Non-GAAP R&D	$44,207	$42,499

Non-GAAP S,G&A
GAAP S,G&A	$323,970	$342,609
Restructuring and transformation costs	(35,514)	(48,272)
Impairment of other assets	(3,450)	—
Deal amortization	(28,958)	(30,184)
Non-GAAP S,G&A	$256,048	$264,153

Non-GAAP operating expenses
GAAP operating expenses	$449,856	$393,878
Restructuring and transformation costs	(36,272)	(59,960)
Impairment of other assets	(4,050)	—
Deal amortization	(28,958)	(30,184)
Impairment of goodwill and intangible assets	(85,048)	—
Contingent consideration income	4,727	2,918
Non-GAAP operating expenses	$300,255	$306,652

Non-GAAP operating income
GAAP operating (loss) income	$(43,983)	$40,540
Restructuring and transformation costs	42,185	69,697
Impairment of other assets	12,182	—
Deal amortization	28,958	30,184
Impairment of goodwill and intangible assets	85,048	—
Contingent consideration income	(4,727)	(2,918)
Non-GAAP operating income	$119,663	$137,503

Non-GAAP interest and other expense, net
GAAP interest and other expense, net	$(9,474)	$(9,375)
Restructuring and transformation costs	99	—
Non-GAAP interest and other expense, net	$(9,375)	$(9,375)

Non-GAAP income before taxes
GAAP (loss) income before taxes	$(53,457)	$31,165
Restructuring and transformation costs	42,284	69,697
Impairment of other assets	12,182	—
Deal amortization	28,958	30,184
Impairment of goodwill and intangible assets	85,048	—
Contingent consideration income	(4,727)	(2,918)
Non-GAAP income before taxes	$110,288	$128,128

Non-GAAP net income
GAAP net (loss) income	$(55,620)	$16,897
Restructuring and transformation costs	42,284	69,697
Impairment of other assets	12,182	—
Deal amortization	28,958	30,184
Impairment of goodwill and intangible assets	85,048	—
Contingent consideration income	(4,727)	(2,918)
Tax associated with non-GAAP adjustments	(24,196)	(17,638)
Non-GAAP net income	$83,929	$96,222

Non-GAAP net income per common share assuming dilution
GAAP net (loss) income per common share	$(1.09)	$0.32
Non-GAAP items after tax per common share assuming dilution	$2.72	$1.53
Non-GAAP net income per common share assuming dilution	$1.63	$1.85

Presented below are additional Constant Currency performance measures. We measure different components of our business at constant currency. We believe this information is useful for investors because it allows for an evaluation of the Company without the effect of changes in foreign exchange rates. These results convert our local foreign currency operating results to the US Dollar at constant exchange rates of 0.833 Euro to 1.00 US Dollar and 110 Yen to 1.00 US Dollar. They also exclude the results of our foreign currency hedging program described in our Derivatives and Fair Value Measurements footnote to our consolidated financial statements in our Form 10-K.

	Year Ended
	4/2/2016	3/28/2015
	(unaudited)
Non-GAAP revenues
GAAP revenue	$909,675	$910,373
Foreign currency effects	1,705	(26,541)
Non-GAAP revenue - constant currency	$911,380	$883,832

Non-GAAP net income
Non-GAAP net income, adjusted for restructuring and transformation costs, deal amortization, impairment of goodwill, intangible and other assets, and contingent consideration	$83,929	$96,222
Foreign currency effects	(3,442)	(13,848)
Income tax associated with foreign currency effects	823	3,449
Non-GAAP net income - constant currency	$81,310	$85,823

Non-GAAP net income per common share assuming dilution
Non-GAAP net income per common share assuming dilution, adjusted for restructuring and transformation costs, deal amortization, impairment of goodwill, intangible and other assets, and contingent consideration	$1.63	$1.85
Foreign currency effects after tax per common share assuming dilution	$(0.05)	$(0.20)
Non-GAAP net income per common share assuming dilution - constant currency	$1.58	$1.65

Restructuring, Transformation and Other Costs (Data in thousands) GAAP results include the following items which are excluded from adjusted results.

	Three Months Ended
	4/2/2016	3/28/2015
	(unaudited)
Manufacturing network optimization	$4,707	$7,743
Commercial excellence initiatives	2,035	1,486
Productivity and operational initiatives	3,257	3,938
Accelerated depreciation, asset write-down and other non-cash items	3,554	4,784
In process research and development and related costs	—	440
Market-based stock compensation	(1,123)	765
Total restructuring, transformation and other costs	$12,430	$19,156

	Year Ended
	4/2/2016	3/28/2015
	(unaudited)
Manufacturing network optimization	$20,636	$37,661
Commercial excellence initiatives	5,984	8,667
Productivity and operational initiatives	12,705	10,530
Accelerated depreciation, asset write-down and other non-cash items	4,900	7,478
In process research and development and related costs	—	2,562
Market-based stock compensation	(1,941)	2,799
Total restructuring, transformation and other costs	$42,284	$69,697

Deal Amortization, Impairment Charges, and Contingent Consideration (Data in thousands) GAAP results include the following items which are excluded from adjusted results.
	Three Months Ended
	4/2/2016	3/28/2015
	(unaudited)
Deal amortization	$6,765	$7,415
Contingent consideration income	$—	$(3,624)
Impairment of other assets	$12,182	$—

	Year Ended
	4/2/2016	3/28/2015
	(unaudited)
Deal amortization	$28,958	$30,184
Impairment of goodwill and intangible assets	$85,048	$—
Contingent consideration income	$(4,727)	$(2,918)
Impairment of other assets	$12,182	$—